Exhibit 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-53173) of Health and Retirement Properties Trust and in the related Prospectus and in Posteffective Amendment No. 1 to the Registration Statement (Form S-3 No. 33-62135) of Health and Retirement Properties Trust and in the related Prospectus of our report dated February 9, 1996, with respect to the financial statements and schedules of Health and Retirement Properties Trust included in this Annual Report (Form 10-K) for the year ended December 31, 1995.


                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP



Boston, Massachusetts
March 26, 1996